Exhibit 4.2


                                   -- FORM --

OPTION NUMBER: 1                                                   11,250 SHARES

                             STOCK OPTION AGREEMENT
                                (Non-Assignable)

                       To Purchase Shares of Common Stock
                                       of
                         TIME RESOURCE MANAGEMENT, INC.

                                Issued Under the
                  1996 Incentive Stock Option Plan (the "Plan")


        Tim Buffkin (the "Holder") is hereby granted the option to purchase, at the option price of $.614 per share, all or any part of 11,250 fully paid and non-assessable shares of the Common Stock, par value $0.01 per share ("Stock") of Time Resource Management, Inc., a Missouri corporation (hereinafter called the "Company"), upon and subject to the following terms and conditions:

        This Option and all rights to purchase shares of Stock hereunder shall expire ____________, 2004 (the "Expiration Date"). Notwithstanding the foregoing, the Option granted hereunder shall expire with respect to any shares five years from the date that options with respect to such shares are first exercisable. To the extent that this Option has not been exercised in full prior to its termination or expiration date, whichever first occurs, it shall terminate and become void and of no effect.

        This Option shall be exercisable from time to time in cumulative installments as to any or all of the shares then Purchasable hereunder as follows:

           Date on Which
          Option Is First                          Shares Initially
            Exercisable                              Purchasable
            -----------                              -----------
          _____________, 1996                           2,813
          _____________, 1997                           2,813
          _____________, 1998                           2,813
          _____________, 1999                           2,811


        This Option and all rights hereunder shall be non-assignable and nontransferable, except to the extent that the Holder's legatees, personal representatives or distributees may be permitted to exercise this Option in the event of the Holder's death, as set forth herein.

        Any attempted transfer, assignment pledge, hypothecation or other disposition of this Option, except as provided herein or in the Plan, shall be null and void and without effect.

        This Option may be exercised from time to time only by delivery to the Company at its main office (to the attention of the corporate Secretary) of a duly signed notice in writing stating the number of shares with respect to which this Option is being exercised and the time and date of delivery thereof, which time and date of delivery shall be during the normal business hours of the Company on a regular business day not less than 15 days after the giving of such notice, unless an earlier date has been mutually agreed upon; provided, however, that not less than 100 shares may be purchased at any one time unless the number purchased is the total number then purchasable hereunder; and provided further that this Option may not be exercised at any time when this Option or the granting or exercise hereof violates any law, regulation or governmental order. At the time of delivery specified in such notice, the Company shall, without transfer or issue tax to the Holder (or other person entitled to exercise this Option), transfer and set aside for the benefit of the Holder (or such other person) a certificate or certificates out of the Company's authorized but unissued or reacquired shares of Stock, as the Company may elect (with appropriate legend thereon, if deemed necessary by the Company, containing the representation by the person exercising the Option that the shares to be purchased shall be acquired and will be held for investment purposes and not with a view to resale or distribution), against payment in full of the option price for the number of shares by cash (including a certified or bank cashier's check or the equivalent thereof). If the Holder fails to pay for any part of the number of shares specified in such notice as required, the right to purchase such shares may be terminated by the Board of Directors of the Company (the "Board").

        This Option shall not confer upon the Holder any right to remain in the employ of the Company or any subsidiary of the Company and shall not confer upon the Holder any rights in the stock of the Company prior to the issuance of a stock certificate pursuant to the exercise of this Option. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

        Except as provided herein, no Option may be exercised unless the Holder at the time of exercise is an employee of the Company or any of its subsidiaries and upon termination of the Holder's employment with the Company or any of its subsidiaries for any reason, this Option shall terminate. If the employment of the Holder is terminated by reason of death or disability, any outstanding Option or unexercised portion thereof which was granted to the Holder may be exercised by the Holder, or by the Holder's personal representative, executor, administrator, heirs or devisees, as applicable, at any time within one year from the date of termination by reason of death or disability. Notwithstanding any of the foregoing, no Option shall be exercisable at any time after the expiration of the Option in accordance with its terms and no portion of an Option which is not exercisable at the termination of employment shall thereafter become exercisable.

        In the event that the outstanding shares of Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, or in the event that there is a "corporate transaction" as that term is defined in the Regulations under
Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, spin-off, combination of shares or dividend payable in capital stock, this Option shall, to the extent that it has not been exercised, entitle the Holder upon the subsequent exercise of this Option to such number and kind of securities or other property, subject to the terms of the Option, to which the Holder would be entitled had the Holder actually owned the shares subject to the unexercised portion of this Option at the time of the occurrence of such event, and the aggregate purchase price upon the subsequent exercise of this Option shall be the same as if the Stock of the Company originally optioned were being purchased as provided herein; provided, however, that each such adjustment in the number and kind of shares subject to this Option, including any adjustment in the Option price, shall be made in such manner as not to constitute a "modification" as defined in Section 425 of the Code. Any such adjustment made by the Board shall be conclusive.

        Upon the occurrence of: (i) the dissolution or liquidation of the Company, (ii) reorganization, merger or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation, (iii) a sale of substantially all of the asses of the Company or (iv) the transfer of more than 70 percent of the then-outstanding Stock of the Company (as defined in the Plan) to another entity or person in a single transaction or series of transactions, any outstanding Options granted under the Plan shall thereupon become fully exercisable. A sale or transfer of stock among individuals or entities who directly or indirectly own any stock of the Company shall not be deemed to be a transfer of the Stock of the Company for the purpose of clause
(iv) of this paragraph.

        The Company may postpone the issuance and delivery of shares upon any exercise of this Option, if necessary, until admission of such shares to listing on any stock exchange and completion of registration and qualification of such shares under any applicable state or federal law, rule or regulation.

        The Holder hereof shall make such representations and furnish such information to the Company as may be appropriate to permit the Company to issue such shares in compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act), or any other applicable law, including state securities laws. Without limiting the generality of the foregoing, if requested by the Company, the Holder will represent, in form acceptable to the Company, that the Holder is purchasing any shares issued pursuant hereto for investment purposes and not with a view to resale or distribution. The Holder, by acceptance of this Option, hereby consents to the placing of a restrictive legend on any stock certificate for shares purchased hereunder, setting forth the restrictions applicable to the further resale, transfer or other conveyance thereof without registration under the Securities Act or other applicable law or the availability of an exemption from registration thereunder and to the placing of transfer restrictions on the records of the transfer agent for such shares. In addition, the Holder will not thereafter resell, transfer or otherwise convey any shares purchased hereunder without compliance with one of the following three conditions: (1) an opinion of the Holder's counsel is received, in form and substance satisfactory to counsel for the Company, that registration under the Securities Act and applicable state securities laws is not required; or (2) such shares have been registered for sale under the Securities Act and any applicable state securities laws; or
(3) a "no-action" letter is received from the staff of the Securities and Exchange Commission and from applicable state securities agencies, based on an opinion of the Holder's counsel, in form and substance reasonably satisfactory to counsel for the Company, advising that registration under the Securities Act is not required.

        This Option is issued pursuant to the provisions of the Company's 1996 Incentive Stock Option Plan, the receipt of a copy of which the Holder acknowledges by virtue of the acceptance hereof, and is subject to all the terms and conditions of the Plan.

        A determination by the Board of any question which may arise with respect to the interpretation and construction of the provisions of this Option or of the Plan shall be final. The Board may authorize and establish such rules, regulations and revisions thereof, not inconsistent with the provisions of the Plan, as it may deem advisable.

        WITNESS the seal of the Company and the signatures of its duly authorized officers,


Dated:  _____________, 1996


                         TIME RESOURCE MANAGEMENT, INC.



                                          By:     ______________________________


                                          Title:  ______________________________


ACCEPTED:


_________________________
Option Holder